                                          Registration number 33-_______________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               __________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                _______________

                                K N ENERGY, INC.
            (Exact Name of Registrant as Specified in Its Charter)




            KANSAS                                      48-0290000
(State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
Incorporation or Organization)

                             370 VAN GORDON STREET
                                P.O. BOX 281304
                               LAKEWOOD, COLORADO              80228-8304
                  (Address of Principal Executive Offices)     (zip code)

                        AMERICAN OIL AND GAS CORPORATION
                              STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                             WILLIAM S. GARNER, JR.
                  VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
                     370 VAN GORDON STREET, P.O. BOX 281304
                         LAKEWOOD, COLORADO 80228-8304
                              (Name and Address of
                               Agent for Service)

                                 (303) 989-1740
                               (Telephone Number,
                         Including Area Code, of Agent
                                  For Service)


                                          CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                          Proposed  Maximum     Proposed Maximum
Title of Securities    Amount to be        Offering Price      Aggregate Offering        Amount of
 to be Registered     Registered (1)       Per Share (1)           Price (1)          Registration Fee
- -------------------------------------------------------------------------------------------------------------------------
Common Stock, par
 value $5.00 per
 share.............      517,000               $17.21             $8,897,570               $3,069
=========================================================================================================================

            (1) In connection with its acquisition by merger of American Oil and Gas Corporation ("AOG"), the registrant will assume outstanding employee stock options of AOG. Pursuant to Rule 457(h)(1), the registration fee was computed on the basis of the prices at which the assumed stock options may be exercised.

================================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by K N with the Securities and Exchange Commission (File No. 1-6446) pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

1. K N's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, as amended by Form 10-K/A dated June 9, 1994;

2. K N's Quarterly Report on Form 10-Q with respect to the fiscal quarter ended March 31, 1994, as amended by Form 10-Q/A dated June 9, 1994;

3. K N's Current Reports on Form 8-K dated February 3, 1994, March 25, 1994 and July 13, 1994; and

4. K N's Registration Statement on Form 8-A, as amended, registering its Common Stock under Section 12(b) of the Exchange Act.

        If any other document is filed by K N pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates all securities offered have been sold or which deregisters all securities then remaining unsold, such document shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such document.

ITEM 16.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 17-6305 of the Kansas General Corporation Law provides that a Kansas corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit (including an action by or in the right of the corporation to procure a judgment in its favor) or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit by or in the right of the corporation, including attorney fees, and against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including attorney fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Article Ninth of the articles of incorporation of the registrant requires the registrant to provide substantially the same indemnification of its directors and officers as that authorized by Kansas General Corporation Law.

        The registrant has insurance policies which, among other things, include liability insurance coverage for directors and officers, with a $200,000 corporate reimbursement deductible clause, under which directors and officers are covered against "loss" arising from any claim or claims which may be made against a director or officer by reason of any "wrongful act" in their respective capacities as directors and officers. "Loss" is defined so as to exclude, among other things, fines or penalties, as well as matters deemed uninsurable under the law pursuant to which the policy is to be construed. "Wrongful act" is defined to include any actual or alleged breach of duty, neglect, error, misstatement, misleading statement or omission done or wrongfully attempted. The policy also contains other specific definitions and exclusions and provides an aggregate of more than $20,000,000 of insurance coverage.

ITEM 18.  EXHIBITS.

Exhibit No.                                    Description
- -----------                                    -----------
   4.1           Restated Articles of Incorporation of the Registrant.  Incorporated herein by reference to Exhibit 28 to the
                 Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1988.

   4.2           By-laws of the Registrant, as amended.  Incorporated herein by reference to Exhibit 4.2 to Registration
                 Statement on Form S-3 (File No. 33-42698).

   4.3           Certificate of the Voting Powers, Designation, Preferences and Relative, Participating, Optional or Other
                 Special Rights, and Qualifications, Limitations or Restrictions Thereof, of the Class A $8.50 Cumulative
                 Preferred Stock, Without Par Value, of the Registrant.  Incorporated herein by reference to Exhibit 4.3 to
                 Registration Statement on Form S-3 (File No. 33-26314).

   4.4           Certificate of the Voting Powers, Designation, Preferences and Relative, Participating, Optional and Other
                 Special Rights, and Qualifications, Limitations or Restrictions Thereof, of the Class B $8.30 Series Cumulative
                 Preferred Stock, Without Par Value, of the Registrant.  Incorporated herein by reference to Exhibit 4.4 to
                 Registration Statement on Form S-3 (File No. 33-26314).

   5.1           Opinion of William S. Garner, Jr. regarding the legality of the securities.

  23.1           Consent of William S. Garner, Jr. (included in Exhibit 5.1 hereof).

  23.2           Consent of Arthur Andersen & Co.



ITEM 19.  UNDERTAKINGS.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

                 (1) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (2) It shall file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (2)(i) and (2)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (3) For the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                 (4) It shall remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado on the 13th day of July, 1994.

                                    K N ENERGY, INC.


                                    BY: /s/ E. Wayne Lundhagen
                                        ----------------------
                                         E. Wayne Lundhagen
                                        Vice President - Finance and Accounting

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 13, 1994.

              Signature                                  Title
              ---------                                  -----
(i)  Principal executive officer:
                                                   Chairman of the Board and
                                                    Chief Executive Officer
       /s/ Charles W. Battey
       ---------------------
        (Charles W. Battey)

(ii)  Principal financial and accounting officer:
                                                   Vice President - Finance and
                                                    Accounting
       /s/ E. Wayne Lundhagen
       ----------------------
        (E. Wayne Lundhagen)

(iii)  Directors:


       /s/ Charles W. Battey
       ---------------------
        (Charles W. Battey)


       /s/ Stewart A. Bliss
       --------------------
        (Stewart A. Bliss)


       /s/ David W. Burkholder
       -----------------------
        (David W. Burkholder)


       /s/ Robert H. Chitwood
       ----------------------
        (Robert H. Chitwood)


       /s/ Howard P. Coghlan
       ---------------------
        (Howard P. Coghlan)

       /s/ Robert B. Daugherty
       -----------------------
        (Robert B. Daugherty)


       /s/ Jordan L. Haines
       --------------------
        (Jordan L. Haines)


       /s/ Larry D. Hall
       ------------------
        (Larry D. Hall)


       /s/ William J. Hybl
       -------------------
        (William J. Hybl)


       /s/ H. A. True, III
       -------------------
        (H. A. True, III)

                                 EXHIBIT INDEX

         Exhibit                              Description                      Page Number
         -------                              -----------                      ----------
          5.1       Opinion of William S. Garner, Jr. . . . . . . . . . .

         23.2       Consent of Arthur Andersen & Co.  . . . . . . . . . .
